WIESENECK, ANDRES & COMPANY, P.A.
                          Certified Public Accountants
                          772 U.S. HIGHWAY 1, SUITE 100
                         NORTH PALM BEACH, FLORIDA  33408
                                 (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                    FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida



Board of Directors
Phoenix International Industries, Inc.
1950 Osceola Drive
West Palm Beach, Florida 33409

Gentlemen,

We consent to the use in the Registration Statement of Phoenix International Industries, Inc., Form S-8, dated May 3, 2002, the use of our audited report dated August 10, 2001 for the May 31, 2001 annual financial statements and our report dated April 26, 2002 for the February 28, 2002 unaudited quarterly financial statements.



                                    /s/ Wieseneck, Andres & Company, P.A.

May 6, 2002

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